SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2007

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-25416	20-3014499
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

14255 U.S. Highway 1, Suite 209 Juno Beach, Florida 33408
(Address of Principal Executive Offices)

(561) 630-2977
(Registrant's Telephone Number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Section 2. Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 23, 2007 (the “Closing Date”), U.S. Petroleum Depot, Inc. (“U.S. Petroleum”), a Nevada corporation and a wholly-owned subsidiary of Universal Property Development and Acquisition Corporation (the “Registrant”), completed the acquisition of certain assets pursuant to the terms and conditions of a Commercial Contract-Improved Property dated as of December 1, 2006 (the “PA”) by and between U.S. Petroleum as the Buyer and International Trades & Forwarding LLC (“ITC”), a Texas limited liability company, as the Seller. The assets so purchased by U.S. Petroleum are described in more detail below, and in the PA which is attached hereto as an exhibit. The aggregate purchase price of the assets purchased by U.S. Petroleum pursuant to the PA was $1,000,000 in cash.

On the Closing Date, under the terms and conditions of the PA, U.S. Petroleum (the “Buyer”) purchased and ITC (the “Seller”) sold all of the rights, title and interest of the Seller in a certain leasehold on 5.45 acres of real property located at 32 Espiritu, Brownsville, Texas (the “Property”) and all rights, title and interest of the Seller to any and all buildings, improvements, and equipment located on the Property (collectively the “Improvements”). The Property and Improvements include, but are not limited to: (i) the approximately 5.45 acres of real property described above, (ii) a four tank oil storage facility with an aggregate capacity of 48,000 barrels, (iii) ship channel access via two 8 inch diameter oil pipelines that measure 2000 feet each, (iv) a railroad spur to receive or load oil via rail cars with a capacity of up to 8000 barrels each and (v) equipment to allow the loading and unloading of oil from tanker trucks. The aggregate Purchase Price paid by the Buyer to the Seller on the Closing Date for the Property and Improvements was $1,000,000 in cash.

U.S. Petroleum intends to use the Property and Improvements in the operation of its business of receiving, storing and distributing petroleum products. The Property and Improvements will allow U.S. Petroleum to receive and to load barges of diverse capacities, and to receive and load rail cars with a capacity of up to 8000 barrels. US Petroleum is currently preparing manifolds to accommodate the pumps required in order to receive shipments of petroleum via truck transport. U.S. Petroleum has contracted the firm of MWS Consultants of Brownsville, Texas to assist in the preparation of the proper documentation to be filed with regulators such as the United States Coast Guard, OSHA, EPA and others in order to obtain any and all operational permits required for its business operations.

While the Registrant intends for its subsidiaries to operate at a net profit, to date U.S. Petroleum has a limited operating history and, therefore, the Registrant cannot accurately predict what its future results of operation will be, how the closing of the asset purchase transaction described above and memorialized in the PA will impact the operating results of U.S. Petroleum, or how the operations of U.S. Petroleum will impact the operating results of the Registrant.

The foregoing description of the PA and the transactions contemplated thereby is a summary of terms, is not intended to be complete and is qualified in its entirety by the complete text of that agreement, a copy of which is attached as Exhibit 10.1 to this Report.

Section 9.  Financial Statement and Exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

10.1	Commercial Contract-Improved Property by and between International Trades & Forwarding LLC as the Seller and U.S. Petroleum Depot, Inc. as the Buyer, dated as of December 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Property Development and Acquisition Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION

By:	/s/ Kamal Abdallah
Kamal Abdallah President and Principal Executive Officer

EXHIBIT INDEX

The following Exhibits are filed herewith:

Exhibit	Description

10.1	Commercial Contract-Improved Property by and between International Trades & Forwarding LLC as the Seller and U.S. Petroleum Depot, Inc. as the Buyer, dated as of December 1, 2006.